EXHIBIT 99.1

Ionix Technology, Inc.  Announces Fourth Quarter 2018 Financial Results

SHENZHEN, China, Feb. 19, 2019 /PRNewswire/ -- Ionix Technology, Inc. (“IINX”) (OTCQB; IINX). By incorporating fine quality enterprises and innovating forward-looking technologies,  Ionix Technology, Inc. has become a business aggregator in Chinese domestic photoelectric display and smart energy fields. Currently, the Company owns four production bases which are Baileqi Electronic, Lisite Science, Fangguan Photoelectric and Shizhe New Energy. today announced its financial results of the fourth quarter ended December 31, 2018.

SUMMARY FINANCIALS

For the Three Months Ended December 31,(unaudited)
	Q4 2018	Q4 2017	CHANGE
Revenues - Non-related parties	$2,229,489	$750,944
Revenues - Related parties	$22,059	-
Total Revenues	$2,251,548	$750,944	200%
Cost of revenues - Non-related parties	$541,912	$64,971
Related parties	$1,414,348	$607,020
Total Cost of Revenues	$1,956,260	$671,991	191%
Gross profit	$295,288	$78,953

For the Six Months Ended December 31, (unaudited)
	6-Month 2018	6-Month 2017	CHANGE
Revenues - Non-related parties	$4,704,539	$1,132,485
Revenues - Related parties	115,897	-
Total Revenues	$4,820,436	$1,132,485	326%
Cost of revenues - Non-related parties	1,041,824	$113,903
Related parties	3,194,159	$878,671
Total Cost of Revenues	$4,235,983	$992,574	327%
Gross profit	$584,453	$139,911

Revenue

During the three months ended December 31, 2018 and 2017, total revenue was $2,251,548 and $750,944, respectively. The total revenues increased by 200% from the three months ended December 31, 2017 to three months ended December 31, 2018.

During the six months ended December 31, 2018 and 2017, revenue was $4,820,436 and $1,132,485, respectively. The total revenues increased by 326% from the six months ended December 31, 2017 to the six months ended December 31, 2018.

The increase in revenue for the three and six months ended December 31, 2018 compared to 2017 can be attributed to our expanded operations in the fields of LCD screens in the PRC during the three and six months ended December 31, 2018.

Cost of Revenue

Cost of revenue included the cost of raw materials and finished products purchased and the sub-contracting processing fee paid to the processing factories which were owned by our shareholders, pursuant to the manufacturing agreement between the Company's subsidiaries in PRC and processing factories.

During the three months ended December 31, 2018, cost of revenue was $541,912 for non-related parties and $1,414,348 for related parties. In comparison, during the three months ended December 31, 2017, the cost of revenues was $64,971 for non-related parties and $607,020 for related parties. The total cost of revenues increased by 191% from the three months ended December 31, 2017 to three months ended December 31, 2018.

During the six months ended December 31, 2018, cost of revenue was $1,041,824 for non-related parties and $3,194,159 for related parties. In comparison, during the six months ended December 31, 2017, cost of revenue was $113,903 for non-related parties and $878,671 for related parties. The total cost of revenues increased by 327% from the six months ended December 31, 2017 to six months ended December 31, 2018.

The increase in cost of revenue for the three and six months ended December 31, 2018 compared to 2017 was attributed to our expanded operations in the fields of LCD screens in the PRC during the three and six months ended December 31, 2018.

Gross Profit

There were no significant fluctuations in our gross profit margin. During the three months ended December 31, 2018 and 2017, gross profit was $295,288 and $78,953, respectively. Our gross profit margin maintained at 13% during the three months ended December 31, 2018 as compared to 11% for the three months ended December 31, 2017. During the six months ended December 31, 2018 and 2017, gross profit was $584,453 and $139,911, respectively. Our gross profit margin maintained at 12% for the six months ended both December 31, 2018 and December 31, 2017.

Net Income (Loss)

During the three months ended December 31, 2018 and 2017, our net income was $6,854 compared with $9,714, respectively.

During the six months ended December 31, 2018 and 2017, our net income was $184,007 compared with a net loss of $490, respectively.

The difference can be attributed to increase in gross profits during the three and six months ended December 31, 2018.

Business Developments

In  June  2018,  the  Board  of  Directors  of  Ionix  Technology,  Inc.  (the  "Company")  approved and  ratified  the  incorporation  of  Dalian  Shizhe  New Energy Technology Co., Ltd. And the Company ratified and approved the appointment of Mr. Liang Zhang as President and a member of the board of directors of Dalian Shizhe New Energy Technology Co., Ltd . Dalian Shizhe New Energy Technology Co., Ltd is a wholly owned subsidiary of Well Best International Investment Limited and an indirect wholly-owned subsidiary of Ionix Technology, Inc.

In December 2018, Ionix Technology, Inc. By entering into specific VIE Transaction Documents, this acquisition absorbed 95.14% of total equity interest of Changchun Fangguan.

Mr. Bailiang Yang, Chairman of Board of Directors of IINX stated, "2018 was ended with a favorable finale by the outstanding business performance in Quarter 4. The high dedication of our team, efficient execution of the company's strategy  and the successful acquisition of Changchun Fangguan have delivered healthy profit margin growth to the whole company and various business divisions. Here, I would like to express my sincere thanks to all our staff for their services to our customers and the performance growth achieved."

Mr. Bailiang Yang further stated, "Looking ahead to 2019, we believe our company has all the elements needed to continuously maintain strong financial performance. We will continue to absorb and integrate high quality enterprises and forward-looking technology in the fields of photoelectric display and smart energy, expand market share, provide better, more convenient and more cost-effective services and bring long-term growth and stable dividend income for shareholders."

About Ionix Technology, Inc.

Cambridge Projects Inc. was formed in March, 2011. On February 4th 2016, with approval of Securities and Exchange Commission (SEC) in connection with Financial Industry Regulatory Authority (FINRA), the company amended its name from "Cambridge Projects Inc." to "Ionix Technology, Inc." (IINX) through restructuring and is based in New York. IINX through its two subsidiaries, Well Best International Investment Limited and Welly Surplus International Limited initially invest in four operating subsidiaries namely Shenzhen Baileqi Electronic Technology Co., Ltd, Lisite Science Technology (Shenzhen) Co., Ltd, Changchun Fangguan Photoelectric Display Technology Co., Ltd and Dalian Shizhe New Energy Technology Co., Ltd. On December 27, 2018, Changchun Fangguan Phototoelectric Display Technology Co., Ltd , which is a wholly owned subsidiary of IINX, officially announced that it has entered into VIE transaction documents with Changchun Fangguan Electronics Technology Co., Ltd, and obtained its de facto control. IINX has not only converged a range of various products, includes intelligent electronic devices, on-board hydrogen fuel batteries and photoelectric display, but also has achieved a multi-industrial combination across high-end materials, micro-electronics, fine chemicals, modern optics and so forth.

To learn more, please visit our new website: www.iinx-tech.com.

Safe Harbor

This news release contains "forward-looking statements" as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. Ionix Technology assumes no obligation to update the forward-looking statements. Although Ionix Technology believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in Ionix Technology's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the U.S. Securities and Exchange Commission.

For more information, please contact:

Yubao Liu
+86-159-4540-0218
Email:  liuyubao11_iinx@163.com

(financial tables follow)

IONIX TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2018	June 30, 2018
ASSETS
Current Assets:
Cash	$824,874	$111,462
Notes receivable	96,581	-
Accounts receivable - non-related parties	3,220,848	636,413
- related parties	160,647	119,543
Inventory, net	3,415,851	226,839
Advances to suppliers - non-related parties	168,519	3,164
- related parties	-	206,194
Prepaid expenses and other current assets	78,047	20,592
Total Current Assets	7,965,367	1,324,207

Property, plant and equipment	6,633,132	-
Intangible assets	4,516,173	-
Deferred tax assets	58,071	-
Total Assets	$19,172,743	$1,324,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loan	$2,622,683	$-
Accounts payable - non-related parties	3,715,537	264,171
- related parties	55,829	248,543
Advance from customers	63,468	59,546
Due to related parties	6,771,273	212,557
Accrued expenses and other current liabilities	298,952	125,733
Total Current Liabilities	13,527,742	910,550

Deferred tax liability	-	15,242
Total Liabilities	13,527,742	925,792

COMMITMENT AND CONTINGENCIES

Stockholders’ Equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding	500	500
Common stock, $.0001 par value, 195,000,000 shares authorized, 114,003,000 and 99,003,000 shares issued and outstanding as of December 31, 2018 and June 30, 2018, respectively	11,400	9,900
Additional paid in capital	5,235,746	237,246
Retained earnings	326,826	142,819
Accumulated other comprehensive income (loss)	(20,011)	7,950
Total Stockholders' Equity attributable to the Company	5,554,461	398,415
Noncontrolling interest	90,540	-
Total Stockholders’ Equity	5,645,001	398,415
Total Liabilities and Stockholders’ Equity	$19,172,743	$1,324,207

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues - Non-related parties	$2,229,489	$750,944	$4,704,539	$1,132,485
Revenues - Related parties	22,059	-	115,897	-
Total Revenues	2,251,548	750,944	4,820,436	1,132,485

Cost of revenues - Non-related parties	541,912	64,971	1,041,824	113,903
- Related parties	1,414,348	607,020	3,194,159	878,671
Total Cost of Revenues	1,956,260	671,991	4,235,983	992,574

Gross profit	295,288	78,953	584,453	139,911

Operating expenses
Selling, general and administrative expense	232,917	61,475	295,906	131,028
Total operating expenses	232,917	61,475	295,906	131,028

Income from operations	62,371	17,478	288,547	8,883

Other income	16,285	-	17,688	-

Income before income tax provision	78,656	17,478	306,235	8,883

Income tax provision	71,802	7,764	122,228	9,373

Net income (loss)	6,854	9,714	184,007	(490)

Other comprehensive income (loss)
Foreign currency translation adjustment	(20,039)	4,931	(27,961)	8,619

Comprehensive income (loss)	$(13,185)	$14,645	$156,046	$8,129

Income (Loss) Per Share - Basic and Diluted	$0.00	$0.00	$0.00	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	99,655,174	99,003,000	99,329,087	99,003,000

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$184,007	$(490)
Adjustments required to reconcile net income (loss) to net cash used in operating activities:
Deferred taxes	(14,884)	-
Changes in operating assets and liabilities:
Accounts receivable - non related parties	144,264	214,351
Accounts receivable - related parties	(45,987)	-
Inventory	(294,434)	(197,363)
Advances to suppliers - non-related parties	355	120,004
Advances to suppliers - related parties	201,357	(89,483)
Prepaid expenses	3,925	(11,277)
Accounts payable - non-related parties	(257,973)	12,272
Accounts payable - related parties	(138,955)	(117,978)
Advance from customers	(17,820)	(39,455)
Accrued expenses and other current liabilities	27,524	(49,342)
Net cash used in operating activities	(208,621)	(158,761)

CASH FLOWS FROM INVESTING ACTIVITIES
Other receivables	-	148,947
Cash received from acquisition	687,591	-
Net cash provided by investing activities	687,591	148,947

CASH FLOWS FROM FINANCING ACTIVITIES
Notes receivable	(29,518)	-
Acquisition of office equipment	(2,163)	-
Proceeds from (repayment of) loans from related parties	269,974	(109,413)
Net cash provided by (used in) financing activities	238,293	(109,413)

Effect of exchange rate changes on cash	(3,851)	3,727

Net increase (decrease) in cash	713,412	(115,500)

Cash, beginning of period	111,462	186,767

Cash, end of period	$824,874	$71,267

Supplemental disclosure of cash flow information:
Cash paid for income tax	$141,749	$5,163
Cash paid for interests	$-	$-

Non-cash investing activities
Issuance of 15,000,000 shares of common stock in exchange for 95.14% ownership rights of a variable interest entity	$5,000,000	$-

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